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                                                                Exhibit 99.26(a)

                            CERTIFICATE OF SECRETARY

     I, Alfrieda B. Baldwin, hereby certify that I am the Secretary of Securian Life Insurance Company, Saint Paul, Minnesota; that I have charge, custody and control of the record books and corporate seal of said Company; that the following is a true and correct copy of a resolution adopted by the Board of Directors of said Company at a meeting held December 1, 2004, at which meeting a quorum was present and acting throughout; and that the meeting was duly called for the purpose of acting upon the subject matter described in said resolution:

     WHEREAS, Securian Life Insurance Company (the "Company"), wishes to establish a separate account to be used in connection with the funding of certain of its group variable life insurance contracts, and

     WHEREAS, the authority to establish such separate accounts is vested in its Board of Directors, and

     WHEREAS, the Company, as depositor for the separate account hereinafter described intends to register said separate account as a unit investment trust under the Investment Company Act of 1940, as amended ("40 Act") in order to support certain group variable life insurance contracts which, in turn, will be registered under the Securities Act of 1933, as amended
     ("33 Act").

     NOW, THEREFORE, BE IT RESOLVED, That effective December 1, 2004 Company hereby establishes the separate account listed below (hereinafter "Separate Account").

                  Securian Life Variable Universal Life Account

     In accordance with subdivision 1 of Section 61A.14 of Minnesota Statutes, as amended, for the purpose of issuing contracts on a variable basis.

     BE IT FURTHER RESOLVED, That Securian Financial Services, Inc. ("SFS") will be the principal underwriter of the variable life policies issued by the Separate Account, and the variable life insurance contracts will be sold by licensed life insurance agents of Company who are also registered representatives of SFS or other broker-dealers who have entered into a selling agreement with SFS; and

     BE IT FURTHER RESOLVED, That there be prepared and filed with the Securities and Exchange Commission ("SEC"), in accordance with the provisions of '40 Act, a registration of such Separate Account is to be registered as a unit investment trust, together with application for such exemptions from that Act as may be necessary or desirable.

     BE IT FURTHER RESOLVED, That there be prepared and filed with the SEC, in accordance with the provisions of the '33 Act, as amended, a registration statement and any amendments thereto, relating to such contracts on a variable basis that may be offered to the public:

     BE IT FURTHER RESOLVED, That the Chief Executive Officer of the Company or such officer or officers as he may designate be, and they hereby are, authorized to seek such exemptive relief or other relief from the federal securities laws as may be necessary or appropriate in connection with the Separate Account or the policies offered; and

     BE IT FURTHER RESOLVED, That the Chief Executive Officer of the Company or such officer or officers as he may designate be, and they hereby are, authorized and directed to establish any subaccounts under the Separate Account as may be necessary or appropriate for the operation of the Separate Account; and

     BE IT FURTHER RESOLVED, That the Chief Executive Officer of the Company or such officer or officers as he may designate be, and they hereby are, authorized and directed to take such further action as may in their judgment be necessary or desirable to implement the foregoing resolutions including, but not limited to, such matters as may relate to custody, bank accounts and such other arrangements as may be needed to manage, transfer and administer the assets held in these Separate Account; and

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     BE IT FURTHER RESOLVED, That the Chief Executive Officer of the Company is
     hereby authorized to invest not more than $10,000 of the Company's general account assets in said Separate Account for the purpose of establishing said Separate Account.

     I hereby certify that the above resolution has not been modified, amended or rescinded and continues in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of Securian Life Insurance Company this 23rd day of February, 2005.

                                            /s/Alfrieda B. Baldwin
                                          --------------------------------------
                                                   Alfrieda B. Baldwin
                                                  Secretary and Director
(Seal)